Exhibit 99.1
                                                 For Further Information Contact
                                                  Harry J. Cynkus (404) 888-2922


FOR IMMEDIATE RELEASE

                         ROLLINS, INC. DECLARES DIVIDEND


ATLANTA, GEORGIA, July 26, 2005: Rollins, Inc., a nationwide consumer services company (NYSE:ROL), at a meeting of the Board of Directors today, declared a regular quarterly dividend of $0.05 per share payable September 12, 2005 to stockholders of record at the close of business August 12, 2005.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc. and Western Pest Services, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com, www.westernpest.com, and www.rollins.com.




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